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                                                                 Exhibit (23)(d)


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of CMS Energy Corporation:

    (1) Registration Statements (Form S-3 No. 333-125553, No. 333-52560, No. 333-27849, No. 333-37241, No. 333-74958, No. 333-45556, No. 333-119255,
        No. 333-119256) of CMS Energy Corporation;

    (2) Registration Statement (Form S-4 No. 33-60007 and No. 33-55805) of CMS Energy Corporation;

    (3) Registration Statements (Form S-8 No. 333-32229 and No. 333-58686) pertaining to the CMS Energy Corporation Performance Incentive Stock Plan and Executive Stock Option Plan, respectively, and

    (4) Registration Statement (Form S-8 No. 333-76347) pertaining to the Employee Savings and Incentive Plan of Consumers Energy Company;

of our report dated April 2, 2005 relating to the financial statements of Emirates CMS Power Company PJSC which appears in the CMS Energy Corporation Annual Report (Form 10-K/A) for the year ended December 31, 2004.


                                               /s/ Ernst & Young


Abu Dhabi, United Arab Emirates
June 24, 2005